UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2018

Mylan N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	333-199861	98-1189497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Building 4, Trident Place, Mosquito Way, Hatfield, Hertfordshire	AL10 9UL
(Address of Principal Executive Offices)	(Zip Code)

+44 (0) 1707 853 000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 23, 2018, Mylan Inc., a Pennsylvania corporation (the “Company”), and an indirect wholly-owned subsidiary of Mylan N.V., a public limited liability company (naamloze vennootschap) incorporated and existing under the laws of the Netherlands (the “Guarantor”), completed the offering of €500,000,000 aggregate principal amount of its 2.125% Senior Notes due 2025 (the “Notes”). In connection with the issuance of the Notes, the Company entered into an indenture, dated as of May 23, 2018 (the “Indenture”), among the Company, as issuer, the Guarantor, as guarantor, and Citibank, N.A., London Branch, as trustee, paying agent, transfer agent and registrar.

The Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to persons outside of the United States pursuant to Regulation S under the Securities Act.

Indenture

The Notes are the Company’s senior unsecured indebtedness and are guaranteed on a senior unsecured basis by the Guarantor. In addition, if a subsidiary of the Guarantor becomes a guarantor or an obligor in respect of certain indebtedness, such subsidiary will guarantee the Notes on the terms and subject to the conditions in the Indenture. The Notes bear interest at a rate of 2.125% per annum, accruing from May 23, 2018. Interest on the Notes is payable annually in arrears on May 23, commencing on May 23, 2019. The Notes will mature on May 23, 2025, subject to earlier repurchase or redemption in accordance with the terms of the Indenture.

At any time and from time to time prior to the date that is three months prior to their maturity date, the Company may redeem some or all of the Notes, upon not less than 30 nor more than 60 days’ prior notice, at a price equal to the greater of (1) 100% of the aggregate principal amount of any Notes being redeemed, and (2) the sum of the present values, as calculated by the Company, of the remaining scheduled payments of principal and interest on the Notes being redeemed that would be due to their maturity date, not including unpaid interest accrued to, but excluding, the redemption date, discounted to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA), as defined in the rulebook of the International Capital Market Association), at a rate equal to the applicable Bund Rate (as defined in the Indenture) plus 30 basis points, plus, in each case, unpaid interest on the Notes being redeemed accrued to, but excluding, the redemption date.

If the Company experiences certain change of control events, it must offer to purchase all of the Notes at a purchase price equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

The Indenture contains covenants that, among other things, restrict the Company’s and the Guarantor’s ability and the ability of certain of the Guarantor’s subsidiaries to enter into sale and leaseback transactions; create liens; and consolidate, merge or sell all or substantially all of the Company’s or the Guarantor’s assets. The Indenture also provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants, payment defaults or acceleration of other indebtedness, failure to pay certain judgments and certain events of bankruptcy and insolvency. These covenants and events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture. If an event of default occurs under the Indenture, the principal amount of all of the Notes then outstanding, plus accrued and unpaid interest, if any, to the date of acceleration, may become immediately due and payable.

The Company intends to use the net proceeds from the offering to redeem (i) all of the outstanding $150,000,000 principal amount of its 2.550% Senior Notes due 2019 and (ii) $450,000,000 of the outstanding $1,000,000,000 principal amount of the Guarantor’s 2.500% Senior Notes due 2019. On May 16, 2018, the Company and Guarantor delivered notices to The Bank of New York Mellon, as trustee, notifying the trustee of their election to redeem the foregoing series of notes on June 15, 2018. Such notes will be redeemed at a redemption price calculated in accordance with the applicable indenture, plus accrued and unpaid interest to June 15, 2018. The foregoing redemptions are conditioned upon the closing of the offering in form and substance satisfactory to the Company in its sole and absolute discretion.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Indenture, a copy of which is filed as Exhibit 4.1 hereto, and the Notes, the form of which is contained in Exhibit 4.1, all of which are incorporated herein by reference.

The initial purchasers of the Notes have, from time to time, performed, are currently performing and may in the future perform, various financial advisory and commercial and investment banking services for the Company, for which they received or will receive customary fees and expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 with respect to the Indenture is incorporated by reference into this item.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

To the extent that the Indenture included or incorporated by reference as an exhibit to this Current Report on Form 8-K contains representations and warranties by the Company or the Guarantor, those representations and warranties were made solely for the benefit of the other parties to the Indenture and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to the Company or Guarantor if those statements prove to be inaccurate; (ii) may have been qualified in the Indenture by disclosures that were made to the other parties in connection with the negotiation of the Indenture; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the Indenture or such other date or dates as may be specified in the Indenture.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

Exhibit Number	Description

4.1	Indenture, dated as of May 23, 2018, among Mylan Inc., Mylan N.V., as guarantor, and Citibank, N.A., London Branch, as trustee, paying agent, transfer agent and registrar.

4.2	Form of 2.125% Senior Notes due 2025 (included in Exhibit 4.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN N.V.

Date: May 23, 2018	By:	/s/ Kenneth S. Parks
Kenneth S. Parks Chief Financial Officer